CERTIFICATE OF INCORPORATION
                                       OF
                          NEWSUMMIT BIOPHARMA CO., INC.


         THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

                                   ARTICLE I

                               NAME OF CORPORATION

         The name of the Corporation is Newsummit Biopharma Co., Inc. (hereinafter, the "Corporation").

                                   ARTICLE II

                       REGISTERED OFFICE; REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

                                  ARTICLE III

                           PURPOSE; TERM OF EXISTENCE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL. The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                                  CAPITAL STOCK

         (1) The amount of total authorized capital stock of this Corporation shall be 30,000,000 shares, divided as follows: (i) 25,000,000 shares of Common Stock, with $.001 par value (the "Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, with $.001 par value (the "Preferred Stock").

         (2) The Preferred Stock may be issued from time to time as herein provided in one or more series. The Board of Directors shall have the full authority to determine and state the designations and the relative rights (including, if any, conversion rights, participation rights, voting rights, dividend rights, and stated, redemption and liquidation values), ranking preferences, limitations and restrictions of each such series by the adoption of resolutions prior to the issuance of each such series authorizing the issuance of such series of Preferred Stock. All shares of Preferred Stock of the same series shall be identical with each other in all respects, except will respect to the right to receive dividends which may vary depending on the date of purchase.

                                   ARTICLE V

                                    DIRECTORS

         SECTION A. NUMBER; TERM

         The maximum number of directors shall be defined by the Board of Directors in accordance with the Bylaws and the minimum number of directors shall be three.

         SECTION B. QUALIFICATIONS

         Directors need not be stockholders of the Corporation.

         SECTION C. VACANCIES

         Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock then outstanding to elect directors under specified circumstances as may be required by the DGCL or applicable regulations of any exchange on which the Corporation's capital stock may be listed, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, or removal shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the director's term. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION D. BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

         SECTION E. LIMITED LIABILITY

         No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

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

                                   ARTICLE VI

                          PROVISIONS FOR REGULATIONS OF
               BUSINESS AND CONDUCT OF AFFAIRS OF THE CORPORATION

         SECTION A. MEETINGS

         Meetings of the stockholders and the directors of this Corporation may be held either within or without the State of Delaware, and at such place as the Bylaws shall provide or, in default of such provisions, at such place as the Board of Directors shall designate.

         SECTION B. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (1) The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, manager, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (all such persons being referred to hereafter as an "Indemnitee") against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (2) The Corporation shall indemnify, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, manager, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

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

         (3) Notwithstanding anything to the contrary in this Section B of this
Article VI, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, limited liability company, trust or other enterprise, as the case may be, for or based upon the Indemnitee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

         SECTION C. INCORPORATOR.

         The name and mailing address of the sole Incorporator of the Corporation is Francella Ashby, c/o Kirkpatrick & Lockhart Nicholson Graham LLP, 599 Lexington Avenue, New York, NY 10022.

         IN WITNESS WHEREOF, Newsummit Biopharma Co., Inc. has caused this Certificate of Incorporation to be duly executed by its duly authorized officer this 7th day of November 2005.

                                          /s/   Francella Ashby
                                          -------------------------
                                          Name:   Francella Ashby
                                          Title:  Incorporator






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